EXHIBIT 99.1

CONTACT:
GoAmerica, Inc.
Josh Rochlin
SVP, Strategy and Corporate Development
jrochlin@corp.goamerica.net
201-996-1717

        GOAMERICA OBTAINS $14.5 MILLION IN PRIVATE PLACEMENT COMMITMENTS

Hackensack, NJ--December 19, 2003-- GoAmerica, Inc. (NASDAQ: GOAM) announced today that the Company has executed definitive agreements with multiple investors providing for the investors to purchase 96,666,666 shares of common stock for an aggregate purchase price of $14.5 million in a private placement offering. The cash infusion will allow the Company to fund working capital needs, grow its core Wynd Communications business and launch new services for Wynd's constituency of people who are deaf or hard of hearing.

The proposed transaction has been approved by GoAmerica's Board of Directors and is being presented to GoAmerica's stockholders for approval at a special stockholders meeting currently expected to be held in late January 2004 and is subject to certain standard conditions. The $14.5 million to be paid to the Company includes an immediate $1 million in secured bridge loan financing, which loan is not dependent on stockholder approval. In connection with this private placement, GoAmerica successfully negotiated new arrangements with its largest creditors, including the previously announced agreements with its primary landlord. These arrangements have released the company from approximately $12 million of debt and contingent liabilities.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. In accordance with the terms of the Purchase Agreement entered into by the Company and the investors in connection with this financing, the Company has agreed to file a proxy statement with the Securities and Exchange Commission to seek stockholder approval of the financing. In accordance with the terms of the Registration Rights Agreement entered into by the Company and the investors in connection with this financing, the Company has agreed to file a resale registration statement on Form S-3 promptly after the approval of the transactions by the Company's stockholders.


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About GoAmerica

GoAmerica, Inc.'s aim is to improve the quality of life for people who are deaf or hard of hearing by being their premier provider of innovative communication services. These technology-based services are delivered through GoAmerica's wholly owned subsidiaries, including Wynd Communications Corporation, the leading provider of wireless telecommunications services for people with hearing loss. Wynd Communications is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush Administrations for its commitment to Americans with disabilities. For more information, visit www.goamerica.net or contact GoAmerica directly at TTY 800-549-2800, voice 805-781-6000.

The statements contained in this news release that are not based on historical fact -including the statements regarding 2003, 2004 and 2005 revenues and profitability, subscriber metrics, the Company's plans and strategies, market opportunities, anticipated service offerings and other future plans and objectives, are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may",
"will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity; (iii) our ability to fund our operating needs through available cash reserves; (iv) our ability to raise additional equity and renegotiate liabilities before our cash resources are fully depleted; (v) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (vi) our ability to successfully implement our strategic alliance with EarthLink; (vii) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (viii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and
(xiv) our ability to manage our remaining operations; and (xv) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", "Go.Web", "Go.Web Enterprise Server", "Mobile Office", and "OnPrem" are trademarks or service marks of GoAmerica, Inc. "WyndTell", "Deafwireless", and "Deafwireless Superstore" are trademarks or service marks of Wynd Communications Corporation. Other names may be trademarks of their respective owners.

This press release is not a proxy statement and the Board of Directors of the Company is not soliciting any proxy pursuant to this press release. The Board of Directors presently intends to solicit proxies from the Company's stockholders, by filing a proxy statement with the SEC and delivering the proxy statement to the stockholders. If the Board of Directors does so, please read it carefully, because it will contain important information about the Company and the matters that the Board will ask the stockholders to consider and act upon. A description of the interests of the members of the Board of Directors in the Company is set forth in the proxy statement filed by the Company in connection with its December 19, 2003 annual meeting of stockholders.

GoAmerica files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site at http://www.sec.gov, that provides access, without charge, to such reports, proxy statements and other information. You can also obtain such reports, proxy statements and other information, without charge, from GoAmerica, by contacting Investor Relations, telephone:
201-996-1717, facsimile: 201-996-1772.


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